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Exhibit 97
CLAWBACK

POLICY FOR EXECUTIVE OFFICERS
Introduction
The Board of Directors of Capital City Bank Group, Inc. (the “Company”)

has adopted this Policy to provide for the recoupment
of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial
reporting requirements under the federal securities laws. This Policy is designed to comply with Section 10D of the Securities
Exchange Act of 1934 (the “Exchange Act”) and the related listing standards of the NASDAQ.
Covered Executives
This Policy applies to the Company’s

current and former executive officers, as may be determined from time to time by the
Compensation Committee of the Board (the “Committee”) in accordance with

Section 10D of the Exchange Act and the listing
standards referred to above (“Covered Executives”). Each Covered Executive shall be required to sign and return to the Company
an acknowledgment of this Policy in the form attached hereto as Exhibit

A, pursuant to which the Covered Executive will agree to
be bound by, and comply

with, the terms of this Policy.
Administration
This Policy shall be administered by the Committee. The Committee is authorized to interpret and construe this Policy and to
make all determinations necessary,

appropriate, or advisable for the administration of this Policy,

and any such determinations
made by the Committee shall be made in the Committee’s

sole discretion, and shall be final and binding on all affected individuals.

Recoupment; Accounting Restatement
In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s
material noncompliance with any financial reporting requirement under the securities laws,
including any required accounting
restatement to correct an error in previously issued financial statements that is material to the previously issued financial
statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in
the current period,
the Company shall recover reasonably promptly from any Covered Executive any excess Incentive-Based
Compensation (as defined below) received by such Covered Executive

(a) after beginning service as an executive officer; (b) who served as an executive officer at any time during the performance period for that Incentive-Based Compensation; (c) while the
Company has a class of securities listed on a national securities exchange or a national securities association; and (d) during the
three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement.
Each Covered Executive shall surrender any such excess Incentive-Based

Compensation to the Company,

at such time or times,
and via such method or methods, as determined by the Committee in accordance with this Policy. Notwithstanding

the foregoing,
this Policy will not (a) require the recovery of Incentive-Based Compensation received by an individual before beginning service
as an executive officer, or

(b) apply to an individual who is an executive officer at the time recovery is required if that individual
was not an executive officer at any time during the period for which the

Incentive-Based Compensation is subject to recovery.

The date on which the Company is required to prepare an accounting restatement is the earlier of (a) the date the Committee
concludes or reasonably should have concluded that the Company’s previously issued financial statements contain a material
error; or (b) the date a court, regulator, or

other legally authorized body directs the Company to restate its previously issued financial statements to correct a material error. Incentive-Based Compensation will be deemed to have been received in the fiscal period during which the financial reporting measure specified in the applicable Incentive-Based Compensation award is attained,
even if the payment or grant occurs after the end of that period.
Incentive Compensation

For purposes of this Policy,

“Incentive-Based Compensation” means any compensation that is granted, earned,

or vested based
wholly or in part upon the attainment of a financial reporting measure, which means a measure that is determined and presented in
accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived
wholly or in part from such measures. For avoidance of doubt, a financial reporting measure need not be presented within the
Company’s financial statements

or included in a filing with the Securities and Exchange Commission. Financial reporting
measures include, but are not limited to: Company stock price; total shareholder return; revenues; net income; operating income;
earnings before interest, taxes, depreciation, and amortization; financial ratios; profitability of one or more reportable segments;
net assets or net asset value per share; funds from operations; liquidity measures such as working capital or operating cash flow;
return measures such as return on invested capital or return on assets; and earnings measures such as earnings per share.
Excess Incentive-Based Compensation: Amount Subject to

Recovery
The amount to be recovered will be the excess of the Incentive-Based Compensation paid to the Covered Executive based on the
erroneous data over the Incentive-Based Compensation that would have been paid to the Covered Executive had it been based on
the restated results, as determined by the Committee. The amount of recovery will be computed without regard to any taxes paid.
If the Committee cannot determine the amount of excess Incentive-Based Compensation received by the Covered Executive
directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of
the effect of the accounting restatement.
Method of Recoupment
The Committee will determine, in its sole discretion, the method for recouping

Incentive-Based Compensation hereunder, which
may include, without limitation, one or more of the following: (a) requiring reimbursement of cash Incentive-Based
Compensation previously paid; (b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or
other disposition of any equity-based awards; (c) offsetting the recouped amount from any compensation otherwise owed by the
Company to the Covered Executive; (d) cancelling outstanding vested or unvested equity awards; or (e) taking any other remedial
and recovery action permitted by law.
If a Covered Executive fails to repay Incentive-Based Compensation that is owed to the Company under this Policy,

the Company
shall take all appropriate action to recover such Incentive-Based Compensation from the Covered Executive, and the Covered
Executive shall be required to reimburse the Company for all expenses (including legal expenses) incurred by the Company in
recovering such Incentive-Based Compensation.
No Indemnification
The Company shall not (a) indemnify any Covered Executive against the loss of any incorrectly awarded Incentive-Based
Compensation that is forfeited or recovered pursuant to this Policy or (b) pay or reimburse the Covered Executives for premiums
for any insurance policy covering any such potential losses.

Interpretation
It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange
Act and any applicable rules or standards adopted by the Securities and Exchange

Commission or any national securities
exchange on which the Company’s

securities are listed (together, the “Applicable Laws”).
To the extent the Applicable Laws
require recovery of Incentive-Based Compensation in additional circumstances beyond those specified in this Policy,

nothing in
this Policy shall be deemed to limit or restrict the right or obligation of the Company to recover Incentive-Based Compensation to
the fullest extent required by the Applicable Laws.
Effective Date
This Policy shall be effective as of October 2, 2023 (the “Effective

Date”) and shall apply to Incentive-Based Compensation that
is approved, awarded or granted to Covered Executives on or after that date.
Amendment; Termination
The Board may amend this Policy from time to time in its discretion. The Board may terminate this Policy at any time, except as
may be provided under Applicable Laws.
Other Recoupment Rights

The Board intends that this Policy will be applied to the fullest extent of the law. The Committee may require that

any
employment agreement, equity award agreement, or similar agreement entered into on or after the Effective Date shall, as a
condition to the grant of any benefit thereunder,

require a Covered Executive to agree to abide by the terms of this Policy.

Any
right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment or offset that
may be available to the Company pursuant to (a) the terms of any similar policy in any employment agreement, equity award
agreement (regardless of whether implemented at any time prior to or following the adoption or amendment of this Policy), or
similar agreement and any other legal remedies available to the Company; (b)

any other legal requirements, including, but not
limited to, Section 304 of Sarbanes-Oxley Act of 2002 (“SOX”); and

(c) any other legal rights or remedies available to the
Company. Any amounts

paid to the Company pursuant to Section 304 of SOX shall be considered in determining any amounts
recovered under this Policy.
Supersedure
This Policy will supersede any provisions in any agreement, plan or other arrangement applicable to any Covered Executive that
(a) exempt any Incentive-Based Compensation from the application of this Policy, (b) waive or

otherwise prohibit or restricts the
Company’s right to recover

any erroneously awarded Incentive-Based Compensation, including, without limitation,

in connection
with exercising any right of setoff as provided herein, or (c) require or provide for indemnification to the extent that such
indemnification is prohibited under

the section entitled “No Indemnification” above.
Impracticability
The Company shall recover any excess Incentive-Based Compensation in accordance with this Policy unless such recovery would
be impracticable, as determined by the Committee in accordance with Rule 10D

-1 of the Exchange Act and the related listing
standards of the NASDAQ.
Successors
This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors,
administrators, or other legal representatives.
Severability
If any provision of this Policy or the application of such provision to any

Covered Executive shall be adjudicated to be invalid,
illegal, or unenforceable in any respect, such invalidity,

illegality, or unenforceability

shall not affect any other provisions of this
Policy, and the invalid,

illegal, or unenforceable provisions shall be deemed amended to the minimum extent necessary to render
any such provision (or the application of such provision) valid, legal, or enforceable.

Date of Last Approval:

October 26, 2023

EXHIBIT A
CAPITAL CITY BANK

GROUP,

INC.
COMPENSATION RECOUPMENT

POLICY
ACKNOWLEDGEMENT FORM
By signing below,

the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of
the Capital City Bank Group, Inc. (the “Company”) Compensation Recoupment

Policy (the “Policy”).

By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will
continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment

with the
Company. Further,

by signing below, the undersigned

agrees to abide by the terms of the Policy,

including, without limitation, by
returning any erroneously awarded Incentive-Based Compensation (as defined in the Policy) to the Company to the extent
required by, and in a manner

consistent with, the Policy.

COVERED EXECUTIVE

Signature

Print Name

Date